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                                                                    EXHIBIT 23.A


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-110116) of GulfTerra Energy Partners, L.P. ("GulfTerra") of (i) our report dated March 12, 2004 relating to the consolidated financial statements and financial statement schedule of GulfTerra, which appears in GulfTerra's Annual Report on Form 10-K for the year ended December 31, 2003, (ii) our report dated March 17, 2004 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., which appears in GulfTerra's Annual Report on Form 10-K/A for the year ended December 31, 2003, and (iii) our report dated May 6, 2004 relating to the balance sheet of GulfTerra Energy Company, L.L.C., which appears in GulfTerra's Current Report on Form 8-K dated May 7, 2004, each incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 2, 2004